Exhibit 99.1

Press Release

Clean Harbors Announces Second-Quarter 2019 Financial Results

•             Increases Q2 Revenues 2% to $868.7 Million

•             Reports Net Income of $36.2 Million, or $0.65 per Diluted Share; Adjusted EPS of $0.66

•             Delivers 7% Increase in Q2 Adjusted EBITDA to $149.8 Million on Solid Increases in Environmental Services and Safety-Kleen Segments

•             Improves Adjusted EBITDA Margin by 80 Basis Points to 17.2%

•             Raises 2019 Adjusted EBITDA Guidance Range to $520 Million to $550 Million;  Increases Midpoint of Adjusted Free Cash Flow Guidance to $210 Million

NORWELL, Mass. — July 31, 2019 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2019.

“We delivered a strong second-quarter performance and extended our positive momentum with our seventh consecutive quarter of profitable growth,” said Alan S. McKim, Chairman, President and Chief Executive Officer. “We generated 2% top-line growth in the quarter with a corresponding 7% increase in Adjusted EBITDA. As a result, our Adjusted EBITDA (see description below) margin grew by 80 basis points from a year ago to 17.2%, which represents our highest margin in nearly three years. We experienced strong contributions to profitability from both our Environmental Services and Safety-Kleen segments.”

Second-quarter revenues increased to $868.7 million from $849.1 million in the same period of 2018. Income from operations grew 14% to $73.0 million from $64.4 million in the year-earlier quarter.

Net income for the second quarter of 2019 was $36.2 million, or $0.65 per diluted share. This compares with net income for the same period in 2018 of $30.7 million, or $0.54 per diluted share.  Adjusted for certain items in both periods, adjusted net income was $36.9 million, or $0.66 per diluted share, for the second quarter of 2019  compared with adjusted net income of $30.8 million, or $0.54 per diluted share, in the same period of 2018. (See reconciliation table below)

Adjusted EBITDA in the second quarter of 2019 increased 7% to $149.8 million from $139.6 million in the same period of 2018.

“In our Environmental Services segment, Adjusted EBITDA increased 8% on modest top-line growth, resulting in a 120-basis-point margin improvement,” McKim said. “This sizable growth in margins reflected higher pricing in our disposal network along with a better mix of high-value waste streams. Incineration utilization was 82% for the quarter, down from a year ago, mostly due to a heavy schedule of turnaround days. More than offsetting that decline in utilization was a 15% increase in our average price per pound year-over-year, as we continued to focus on driving higher-margin volumes into our network.  This segment also benefitted from cost-reduction initiatives and operational efficiencies.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Within our Safety-Kleen segment, revenue increased 4% through growth in a majority of our core branch offerings, pricing initiatives and higher production levels at our re-refineries,” McKim said. “On the strength of productivity gains and streamlining operations, we improved Q2 margins in Safety-Kleen to 26% with Adjusted EBITDA for the segment increasing 9%. Waste oil collection remained strong at 63 million gallons and we achieved an average charge-for-oil basis for those volumes.”

Business Outlook and Financial Guidance

“We enter the second half of 2019 with continued confidence about our prospects for profitable growth for the full year,” McKim said. “Our optimistic outlook is derived from a combination of positive industry trends, momentum in several of our key businesses and ongoing Company initiatives.  Within Environmental Services, we have a strong backlog of waste in our collection network and anticipate a lower number of incineration down days in the back half of the year compared with the first six months. We continue to see opportunities for high-value waste streams due to activities within U.S. chemical and manufacturing sectors, and we have some large projects kicking off in the third quarter. Our industrial, field and energy-related service businesses are all contributing to the year-over-year performance improvement in that segment.

“Within Safety-Kleen, our branch network remains a reliable source of steady growth in its core offerings,” McKim said. “In the second quarter, Safety-Kleen Oil rebounded from a challenging start to the year, and we expect that momentum to continue in the back half of 2019. Our re-refineries are running well and are on track to achieve our targeted base oil production of more than 150 million gallons this year. In light of the potential positive impact of IMO 2020, we plan to have our plants running at record output levels by year-end.

“Given the favorable near-term outlook for both our Environmental Services and Safety-Kleen segments, we expect Adjusted EBITDA in both the third and fourth quarters of 2019 to grow in the mid- to high-single digit range compared with prior-year periods. Overall, we continue to anticipate a strong year of profitable growth and margin expansion driven by pricing, mix, cross-selling and increased efficiencies,” McKim concluded.

Based on its year-to-date financial performance and current market conditions, Clean Harbors raised its guidance range and currently expects full-year 2019 Adjusted EBITDA in the range of $520 million to $550 million. On a GAAP basis, the Company’s guidance is based on anticipated 2019 net income in the range of $82 million to $115 million. Clean Harbors also raised the low end of its guidance range for adjusted free cash flow and currently expects adjusted free cash flow in the range of $200 million to $220 million, which is based on anticipated 2019 net cash from operating activities in the range of $390 million to $430 million.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA in accordance with its existing revolving credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the three and six months ended June 30, 2019 and 2018 (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net income	$36,244	$30,747	$37,220	$18,116
Accretion of environmental liabilities	2,560	2,448	5,134	4,878
Depreciation and amortization	74,217	72,760	149,572	147,604
Other expense (income), net	564	(846)	(2,419)	(547)
Interest expense, net	20,215	20,769	39,979	41,039
Provision for income taxes	16,025	13,683	22,002	16,736
Adjusted EBITDA	$149,825	$139,561	$251,488	$227,826
Adjusted EBITDA Margin	17.2%	16.4%	15.2%	14.2%

This press release includes a discussion of net income and earnings per share adjusted for the impacts of tax-related valuation allowances as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance. The following shows the difference between net income to adjusted net income, and earnings per share to adjusted earnings per share for the three and six months ended June 30, 2019 and 2018 (in thousands, except per share amounts):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Adjusted net income
Net income	$36,244	$30,747	$37,220	$18,116
Tax-related valuation allowances and other	656	40	4,762	6,101
Adjusted net income	$36,900	$30,787	$41,982	$24,217

Adjusted earnings per share
Earnings per share	$0.65	$0.54	$0.66	$0.32
Tax-related valuation allowances and other	0.01	0.00	0.09	0.11
Adjusted earnings per share	$0.66	$0.54	$0.75	$0.43

Adjusted Free Cash Flow Reconciliation

Clean Harbors reports adjusted free cash flow, which it considers to be a measurement of liquidity that provides useful information to investors about our ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities excluding cash impacts of items derived from non-operating activities, such as taxes paid in connection with divestitures, less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore our measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

An itemized reconciliation between net cash from operating activities and adjusted free cash flow is as follows (in thousands):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Adjusted free cash flow
Net cash from operating activities	$108,730	$77,767	$138,470	$129,670
Additions to property, plant and equipment	(59,425)	(49,897)	(118,372)	(94,139)
Proceeds from sale and disposal of fixed assets	3,068	1,843	7,389	2,641
Adjusted free cash flow	$52,373	$29,713	$27,487	$38,172

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2019
Projected GAAP net income	$82	to	$115
Adjustments:
Accretion of environmental liabilities	10	to	10
Depreciation and amortization	300	to	290
Interest expense, net	80	to	78
Provision for income taxes	48	to	57
Projected Adjusted EBITDA	$520	to	$550

Adjusted Free Cash Flow Guidance Reconciliation

An itemized reconciliation between projected net cash from operating activities and projected adjusted free cash flow is as follows (in millions):

	For the Year Ending December 31, 2019
Projected net cash from operating activities	$390	to	$430
Additions to property, plant and equipment	(200)	to	(220)
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$200	to	$220

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, energy and manufacturing, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” “may,” “likely,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “Risk Factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Michael L. Battles	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Revenues	$868,678	$849,140	$1,649,517	$1,598,918
Cost of revenues (exclusive of items shown separately below)	594,933	583,584	1,159,297	1,130,009
Selling, general and administrative expenses	123,920	125,995	238,732	241,083
Accretion of environmental liabilities	2,560	2,448	5,134	4,878
Depreciation and amortization	74,217	72,760	149,572	147,604
Income from operations	73,048	64,353	96,782	75,344
Other (expense) income, net	(564)	846	2,419	547
Interest expense, net	(20,215)	(20,769)	(39,979)	(41,039)
Income before provision for income taxes	52,269	44,430	59,222	34,852
Provision for income taxes	16,025	13,683	22,002	16,736
Net income	$36,244	$30,747	$37,220	$18,116
Earnings per share:
Basic	$0.65	$0.55	$0.67	$0.32
Diluted	$0.65	$0.54	$0.66	$0.32

Shares used to compute earnings per share — Basic	55,875	56,410	55,861	56,304
Shares used to compute earnings per share — Diluted	56,066	56,505	56,001	56,399

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$204,455	$226,507
Short-term marketable securities	55,198	52,856
Accounts receivable, net	632,888	606,952
Unbilled accounts receivable	52,174	54,794
Deferred costs	22,500	18,770
Inventories and supplies	203,331	199,479
Prepaid expenses and other current assets	42,640	42,800
Total current assets	1,213,186	1,202,158
Property, plant and equipment, net	1,596,917	1,561,978

Other assets:
Operating lease right-of-use asset	173,504	—
Goodwill	525,044	514,189
Permits and other intangibles, net	433,853	441,875
Other	12,817	18,121
Total other assets	1,145,218	974,185
Total assets	$3,955,321	$3,738,321
Current liabilities:
Current portion of long-term obligations	$7,535	$7,535
Accounts payable	253,177	276,461
Deferred revenue	75,170	61,843
Accrued expenses	224,497	233,405
Current portion of closure, post-closure and remedial liabilities	30,747	23,034
Current portion of operating lease liabilities	42,564	—
Total current liabilities	633,690	602,278
Other liabilities:
Closure and post-closure liabilities, less current portion	62,339	60,339
Remedial liabilities, less current portion	101,019	107,575
Long-term obligations, less current portion	1,562,989	1,565,021
Operating lease liabilities, less current portion	130,704	—
Deferred taxes, unrecognized tax benefits and other long-term liabilities	255,113	233,352
Total other liabilities	2,112,164	1,966,287
Total stockholders’ equity, net	1,209,467	1,169,756
Total liabilities and stockholders’ equity	$3,955,321	$3,738,321

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended:
	June 30, 2019	June 30, 2018
Cash flows from operating activities:
Net income	$37,220	$18,116
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	149,572	147,604
Allowance for doubtful accounts	(2,233)	7,389
Amortization of deferred financing costs and debt discount	2,000	1,881
Accretion of environmental liabilities	5,134	4,878
Changes in environmental liability estimates	(748)	(673)
Deferred income taxes	(1,636)	(10)
Other income, net	(2,419)	(547)
Stock-based compensation	9,643	6,639
Environmental expenditures	(6,134)	(4,585)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(13,284)	(62,764)
Inventories and supplies	(4,129)	(18,625)
Other current and non-current assets	(10,706)	180
Accounts payable	(20,915)	23,605
Other current and long-term liabilities	(2,895)	6,582
Net cash from operating activities	138,470	129,670
Cash flows used in investing activities:
Additions to property, plant and equipment	(118,372)	(94,139)
Proceeds from sale and disposal of fixed assets	7,389	2,641
Acquisitions, net of cash acquired	(29,479)	(123,750)
Additions to intangible assets including costs to obtain or renew permits	(1,923)	(2,106)
Proceeds from sale of available-for-sale securities	26,518	11,214
Purchases of available-for-sale securities	(24,001)	(10,001)
Net cash used in investing activities	(139,868)	(216,141)
Cash flows used in financing activities:
Change in uncashed checks	(3,514)	(2,803)
Tax payments related to withholdings on vested restricted stock	(4,980)	(2,175)
Repurchases of common stock	(11,272)	(26,482)
Deferred financing costs paid	—	(468)
Payments on finance lease	(259)	—
Principal payments on debt	(3,768)	(2,000)
Net cash used in financing activities	(23,793)	(33,928)
Effect of exchange rate change on cash	3,139	(1,932)
Decrease in cash and cash equivalents	(22,052)	(122,331)
Cash and cash equivalents, beginning of period	226,507	319,399
Cash and cash equivalents, end of period	$204,455	$197,068
Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$39,369	$40,745
Income taxes paid	12,697	14,118
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	27,773	—
Operating cash flows from finance lease	612	—
Financing cash flows from finance lease	259	—
Non-cash investing activities:
Property, plant and equipment accrued	14,103	13,041
ROU assets obtained in exchange for new operating lease liabilities	5,575	—
ROU asset obtained in exchange for new finance lease liability	23,027	—

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2019			June 30, 2018
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$526,294	$36,782	$563,076	$519,916	$34,898	$554,814
Safety-Kleen	342,182	(36,198)	305,984	328,715	(34,280)	294,435
Corporate Items	202	(584)	(382)	509	(618)	(109)
Total	$868,678	$—	$868,678	$849,140	$—	$849,140

	For the Six Months Ended:
	June 30, 2019			June 30, 2018
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Environmental Services	$999,992	$72,106	$1,072,098	$959,604	$67,657	$1,027,261
Safety-Kleen	648,729	(70,268)	578,461	638,633	(66,234)	572,399
Corporate Items	796	(1,838)	(1,042)	681	(1,423)	(742)
Total	$1,649,517	$—	$1,649,517	$1,598,918	$—	$1,598,918

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Environmental Services	$117,868	$109,199	$207,378	$170,616
Safety-Kleen	79,459	73,069	134,252	134,953
Corporate Items	(47,502)	(42,707)	(90,142)	(77,743)
Total	$149,825	$139,561	$251,488	$227,826

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com